Exhibit 21
International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2016

Name	Jurisdiction
Ace Packaging Systems, Inc.	Michigan
Balsa Forests LLC	Delaware
Basswood Forests IIA LLC	Delaware
Basswood Forests LLC	Delaware
Branigar Organization, Inc., The	Illinois
Carton y Papel Reciclado, S.A.	Spain
Cartonajes International, S.L.	Spain
Cartonajes Union S.L.	Spain
Cartonnerie de Martinique SAS	France
Certified Forest Management LLC	Delaware
CircleTree Insurance Company	Vermont
CMCP - INTERNATIONAL PAPER S.A.S.	Morocco
Commercial Realty & Properties LLC	Delaware
Comptoir des Bois de Brive SAS	France
El Morro Corrugated Box Corporation	Puerto Rico
EM Xpedx, S.A. De C.V.	Mexico
Emballages Laurent SAS	France
English Oak LLC	Delaware
Federal Forestlands Inc.	Delaware
Forest Insurance Limited	Bermuda
Haig Point, Inc.	Delaware
I.P. CONTAINER HOLDINGS (SPAIN) S.L.	Spain
Instituto International Paper	Brazil
International Paper - 35, Inc.	Delaware
International Paper - Comércio de Papel e Participações Arapoti Ltda.	Brazil
International Paper - Kwidzyn Sp. Z O.O.	Poland
International Paper (Asia) Limited	Hong Kong
International Paper (Deutschland) GmbH	Germany
International Paper (Europe) S.à r.l.	Luxembourg
International Paper (India) Private Limited	India
International Paper (Malaysia) Sdn Bhd	Malaysia
International Paper (New Zealand) Limited	New Zealand
International Paper (Poland) Holding sp. z o.o.	Poland
International Paper (UK) Limited	Scotland
International Paper (Xianghe) Packaging Co., Ltd.	China
International Paper Agroflorestal Ltda.	Brazil
International Paper APPM Limited	India
International Paper Benelux SPRL	Belgium
International Paper Canada Pulp Holdings ULC	Alberta
International Paper Cartones Ltda.	Chile
International Paper Cellulose Fibers Sales Sàrl	Switzerland
International Paper Company	Delaware
International Paper Company Employee Relief Fund	New York

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2016

Name	Jurisdiction
International Paper Company Foundation	New York
International Paper Company Limited	England & Wales
International Paper Container (France) Holding SAS	France
International Paper CTA (Mexico), S.A. de C.V., SOFOM, E.N.R.	Mexico
International Paper Czech Republic, s.r.o.	Czech Republic
International Paper Distribution (Shanghai) Limited	People's Republic of China
International Paper Distribution Group (Taiwan) Limited	Taiwan, Province Of China
International Paper do Brasil Ltda.	Brazil
INTERNATIONAL PAPER DUTCH SERVICES B.V.	Netherlands
International Paper Embalagens da Amazônia Ltda.	Brazil
International Paper Embalagens Ltda.	Brazil
International Paper Export Sales, Inc.	Delaware
International Paper Exportadora Ltda.	Brazil
International Paper Financial Services, Inc.	Delaware
International Paper Financing France SARL	France
International Paper Foodservice (Shanghai) Co., Ltd.	China
International Paper Foodservice (Tianjin) Co., Ltd	China
International Paper Foodservice Europe Limited	United Kingdom
International Paper France SAS	France
International Paper Global Cellulose Fibers Holdings S.à r.l.	Luxembourg
International Paper Group (UK) Limited	England & Wales
International Paper Holdings (Luxembourg) S.à r.l.	Luxembourg
International Paper Hungary Kereskedelmi Kft.	Hungary
International Paper Industrie France SA	France
International Paper Investment (Shanghai) Co., Ltd.	China
International Paper Investments (Asia) B.V.	Netherlands
International Paper Investments (France) S.A.S	France
International Paper Investments (Holland) B.V.	Netherlands
International Paper Investments (Luxembourg) S.à r.l.	Luxembourg
International Paper Italia Srl	Italy
International Paper Japan Limited	Japan
International Paper Madrid Mill, S.L.	Spain
International Paper Manufacturing & Distribution Limited	Hong Kong
International Paper Mexico Company, S. de R.L. de C.V.	Mexico
International Paper Nordic Sales Company Oy	Finland
International Paper Packaging Malaysia Sdn. Bhd.	Malaysia
International Paper Papiers de Bureau SARL	France
International Paper Peru S.R.L.	Peru
International Paper Polska Sp. z o.o.	Poland
International Paper Procurement (Shanghai) Limited	People's Republic of China
International Paper Professional Services Corporation	Delaware
International Paper Realty Corporation	Delaware

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2016

Name	Jurisdiction
International Paper Russia Holding B.V.	Netherlands
International Paper S.A.	France
International Paper Switzerland GmbH	Switzerland
International Paper Trading (Shanghai) Limited	People's Republic of China
International Paper Ukraine SE	Ukraine
IP Belgian Services Company SPRL	Belgium
IP Canada Holdings Limited	Canada
IP Cartones Y Corrugados, S. de R.L. de C.V.	Mexico
IP CBPR Properties 2 LLC	Delaware
IP CBPR Properties LLC	Delaware
IP Celimo SAS	France
IP Commercial Properties Inc.	Delaware
IP Corporate Management (Shanghai) Co. Ltd.	China
IP Eagle LLC	Delaware
IP Forest Resources Company	Delaware
IP Holding Asia Singapore Pte. Ltd.	Singapore
IP India Foundation	India
IP International Holdings, Inc.	Delaware
IP Mexico Holdings S.à r.l.	Luxembourg
IP Mineral Holdings LLC	Delaware
IP Petroleum Company, Inc.	Delaware
IP Realty Holdings LLC	Delaware
IP Singapore Holding Pte. Ltd.	Singapore
IP Timberlands Operating Company, Ltd.	Texas
IPAD Inc.	Delaware
Joshua Tree Forests LLC	Delaware
Juniper Forests LLC	Delaware
Lacebark LLC	Delaware
Lake Superior Land Company	Delaware
Longleaf Insurance Company	Tennessee
Longview, Portland & Northern Railway Company (LP&N Railway)	Washington
Lost Creek, Inc.	Delaware
Montauban Cartons SAS	France
Northwest Pines, Inc.	Delaware
Olmuksan International Paper Ambalaj Sanayi ve Ticaret Anonim Sirketi	Turkey
Papeteries d'Espaly SAS	France
Papeteries Etienne SAS	France
Pines II, Inc.	Delaware
Progres Action Citoyenne Maroc SARL	Morocco
Przedsiebiorstwo Produkcyjno-Handlowe "Tor-Pal" Spolka z Ograniczona Odpowiedzialnoscia	Poland
Red Bird Receivables, LLC	Delaware
Sabine River & Northern Railroad Company	Texas
Societe Guadeloupeenne de Carton Ondule SAS	France

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2016

Name	Jurisdiction
Societe Mauritanienne de Cartons - SOMACAR, S.A.	Mauritania
Societe Mediterraneenne d'Emballages SAS	France
Societe Normande de Carton Ondule SAS	France
SP Forests L.L.C.	Delaware
Supplier Finance Company, LLC	Delaware
Sustainable Forests L.L.C.	Delaware
Sycamore Forests LLC	Delaware
Temple Associates, Inc.	Texas
Temple-Inland LLC	Delaware
Timberlands Capital Corp. II, Inc.	Delaware
Timberlands Capital Corp. III, Inc.	Delaware
TIN Intermediate, LLC	Delaware
TIN Land Financing, LLC	Delaware
TIN LLC	Delaware
TIN Timber Financing, LLC	Delaware
U. C. Realty Corp.	Delaware
Velarium Oy Ab	Finland
Weyerhaeuser Poland Sp. z o.o.	Poland
ZAO International Paper	Russia
ZAO Tikhvinsky Komplexny Lespromokhoz	Russia